Office de la propriété intellectuelle du Canada
Un organisme d'Industrie Canada

Canadian Intellectual Property Office
An Agency of Industry Canada

Marques de commerce

Certificat d'enregistrement

La présente atteste que la marque de commerce identifiée dans l'extrait ci-joint, tiré du registre des marques de commerce, a été enregistrée et que ledit extrait est une copie conforme de l'inscription de son enregistrement.

Conformément aux dispositions de la *Loi sur les marques de commerce*, cette marque de commerce est renouvelable tous les quinze ans à compter de la date d'enregistrement.

Trade-marks

Certificate of Registration

This is to certify that the trade-mark, identified in the attached extract from the register of trade-marks, has been registered and that the said extract is a true copy of the record of its registration.

In accordance with the provisions of the *Trade-marks Act*, this trade-mark is subject to renewal every 15 years from the registration date.

POCKET SHOT

Numéro d'enregistrement / Registration Number: **TMA808,387**

Numero de dossier / File Number: **1387478**

Date d'enregistrement / Registration Date: **5 oct/Oct 2011**

Registraire des marques de commerce
Registrar of Trade-marks

Canada

CIPO 180(11-10)

OPIC CIPO

APPL'N/DEM. NO 1 387 478 **REGISTRATION/ENREGISTREMENT NO TMA808,387**

FILING DATE/DATE DE PRODUCTION: **14 mars/Mar 2008**
REGISTRATION DATE/DATE D'ENREGISTREMENT: **05 oct/Oct 2011**

REGISTRANT/PROPRIÉTAIRE ORIGINAL:
Pocket Shot LLC
32950 Inverness Drive
Evergreen, CO 80439
UNITED STATES OF AMERICA

REP FOR SERVICE/REP POUR SIGNIFICATION:
SMART & BIGGAR
438 UNIVERSITY AVENUE
SUITE 1500, BOX 111
TORONTO
ONTARIO M5G 2K8

TRADE-MARK/MARQUE DE COMMERCE:

POCKET SHOT

WARES/MARCHANDISES:

Alcoholic beverages, namely whiskey, bourbon, gin, vodka, brandy, scotch, tequila, rum, agave spirits and sake; liquor; cordials; wine; distilled spirits, namely, malt beverages, namely, ale, beer, lager, stout and malt-based coolers; and prepared alcoholic cocktails.

SERVICES:

Wholesale and retail services connected to alcoholic beverages; merchandise packaging and wholesale distributorships featuring wine and spirits.

CLAIMS/REVENDICATIONS:

Used in UNITED STATES OF AMERICA on wares.

Registered in or for UNITED STATES OF AMERICA on March 20, 2007 under No. 3,220,474 on wares.

Declaration of Use filed September 12, 2011 on wares and on services.